UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 16, 2007 (February 16, 2007)

MedImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One MedImmune Way, Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

MedImmune, Inc. (the “Company” or “MedImmune”) and its Board of Directors (the “Board”) welcome the views of all our shareholders and value their input.  On Wednesday, February 14, 2007, the Board received correspondence from David A. Katz, President of Matrix Asset Advisors, Inc. (“Matrix”), commenting on the Company’s quarterly results and suggesting that MedImmune consider a strategic sale.

MedImmune’s Board has since met and reviewed in detail the Matrix letter.  As part of that review, the Board took into consideration the Company’s business plan and recently reported results.  The Board also discussed the drivers of value for MedImmune’s shareholders, including, for example, the impact of the recent publication of a successful pivotal clinical trial with refrigerated FluMist showing its superior efficacy over the flu shot in children under five years of age in the New England Journal of Medicine.

After careful review of these and other considerations with its outside advisors, the Board has reaffirmed its conclusion that the best way for MedImmune to maximize value for its shareholders is to aggressively implement its business plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedImmune, Inc.

Date: February 16, 2007	By:	/s/ William C. Bertrand, Jr. Esq.
William C. Bertrand Jr., Esq.
Senior Vice President, General Counsel & Corporate Secretary